SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D. C.  20549


                                        -------------

                                           FORM 8-K

                                        CURRENT REPORT


                            Pursuant to Section 13 or 15(d) of the

                               Securities Exchange Act of 1934


               Date of earliest event
                 reported:  September 22, 1994



                                   THE CONTINENTAL CORPORATION
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                    (Exact name of registrant as specified in its charter)



                   New York            1-5686                  13-2610607
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               (State of     (Commission File Number)       (IRS Employer
               Incorporation)                               Identification No.)



               180 Maiden Lane       New York, New York        10038
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               (Address of principal executive offices)         (Zip Code)





                                       (212) 440-3000
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                               (Registrant's telephone number)



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                                   Exhibit Index on Page
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               Item 5.        Other Events.
                              -------------

                         On October 13, 1994, The Continental Corporation
                    issued the following press release:

                     CONTINENTAL ANNOUNCES NEW CAPITAL INFUSION, NEW CEO,
                                  AND RESERVE STRENGTHENING

           Insurance Partners, LP To Invest $200 Million in Preferred Stock
                 Haverland Named to Succeed Mascotte as Continental's
                                   Chairman and CEO
                    $400 Million in Reserves Established for IBNR
                                 Environmental Claims


             New York, N.Y., October 13, 1994 -- The Continental

             Corporation (NYSE: CIC) today announced that it has entered into a definitive agreement to sell $200 million in

             preferred stock, convertible into about 19.9% of its

             currently outstanding common stock, to Insurance Partners,

             L.P.

                  Continental also announced that its board of directors

             has elected Richard M. Haverland vice chairman and a

             director of Continental Corporation.  Upon completion of the proposed transaction, which is expected by year-end,

             Haverland will be named chairman and chief executive

             officer, succeeding John P. Mascotte, who will resign.

                  Continental announced that it will strengthen its

             reserves by $400 million pre-tax by establishing, for the

             first time, loss reserves for incurred but not reported

             asbestos-related, environmental pollution and other toxic-

             tort claims.  The company also announced that it will take




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             an additional pre-tax charge of $164 million for reinsurance recoverables and other assets.  These charges will be

             reflected in its third quarter results, which the company

             expects to report on November 2.

                  In a separate agreement, Insurance Partners and related

             parties have agreed to buy for about $35 million the

             operations of Continental Asset Management, the company's

             investment management subsidiary.

                  Insurance Partners, L.P. is a $540 million investment

             partnership formed in February 1994 to sponsor acquisitions,

             recapitalizations, demutualizations, and other structured

             transactions in the property/casualty and life insurance

             industries in the U.S. and abroad.  Principal partners

             include Centre Reinsurance Holdings Ltd.; Keystone, Inc.

             (formerly the Robert M. Bass Group); and the Chase Manhattan

             Corporation.  Insurance Partners Advisors, L.P., of New York

             City, is the partnership's advisor.

                  "The capital infusion, reserve strengthening and sales

             of assets, together with the actions taken by the company in recent months to reduce expenses, exposure to catastrophes and operating leverage, will all help to restore Continental to its pre-eminent position in the property/casualty

             industry," said Mr. Haverland.  "I am looking forward to

             leading that effort."





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                  "This strategic agreement will strengthen our capital

             base and protect the value of Continental's franchise in the property/casualty insurance market," said Mr. Mascotte.

                  "After two months of intensive review of the company,

             we've developed great confidence in the fundamental strength and value of Continental's operating franchise," said Daniel

             Doctoroff, managing partner of Insurance Partners Advisors,

             LP.

                  According to the agreement, Insurance Partners will

             acquire for cash $200 million in liquidation value of two

             series of cumulative preferred stock, each series paying an annual cash dividend of 9.75%, along with an option to

             acquire $125 million in liquidation preference of another

             series of non-convertible preferred stock.  Of the $200

             million, about $165 million will be for a series of

             convertible preferred stock, convertible into about 19.9% of

             Continental's currently outstanding common shares, at a

             conversion price of $15.00 a share.  The balance, about $35 million, would be for a series of nonconvertible preferred stock that would be redeemable under certain circumstances at a price reflecting any increase in the per share price of the common stock over $15.00.  The two preferred issues will mature in 15 years, but may be redeemed by the company after seven years.  The option and its underlying preferred stock





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             will be redeemable under certain circumstances at a price

             reflecting any increase in the per share price of the common stock over $17.00.

                  Following the purchase of the preferred stock,

             Insurance Partners will be entitled to nominate up to four directors to serve on Continental's board.  Continental has agreed that it will continue not paying dividends on its

             common stock for three years from the time the preferred

             stock is sold.

                  The agreement also contemplates that, following the

             investment by Insurance Partners, Continental will further strengthen its capital base by raising $100 million to be,

             at the company's option, in nonconvertible preferred stock or debt.

                  The proposed transaction is subject to satisfaction of

             closing conditions under the agreement, including regulatory approvals and expiration of the Hart-Scott-Rodino act

             waiting period.  If the agreement is terminated by

             Continental in order to enter into an agreement for a merger or similar transaction, Insurance Partners would be paid a termination fee of $17.5 million, or if higher, 1.875% of

             the aggregate value of the other transaction.

                  Continental also announced that a number of actuarial

             and analytical studies on environmental claims have enabled





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             the company to develop a reasonable estimate of loss

             reserves for IBNR (incurred but not reported) asbestos,

             environmental pollution, and other toxic tort claims.  The company has historically posted reserves for known

             environmental claims, but did not establish IBNR reserves,

             due to the difficulty in estimating their future financial impact.  The company noted that its new $400 million IBNR

             reserves, when combined with its current case reserves of

             $200 million for known environmental claims, would comprise approximately nine times its average annual paid loss for

             such claims, a ratio which the company believes is well

             above the industry average.

                  Also, Continental will conduct its regular annual in-

             depth review of its core (non-environmental) reserves at

             year-end.  This review could result in substantial

             additional reserve strengthening.

                  In a separate agreement, Insurance Partners and related

             parties have agreed to buy the operations of Continental

             Asset Management for about $35 million.  Under the terms of this agreement, Continental has an option to purchase a 20%

             interest in these operations, and CAM will continue to

             provide asset management services to Continental.  The

             proposed transaction is subject to satisfaction of closing







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             conditions, including financing and applicable regulatory

             approvals.

                  Continental Asset Management is an investment advisory

             firm which manages Continental's investment portfolio and

             provides investment management services for outside clients,

             including property/casualty insurance companies.

                  Haverland, the CEO-designate of Continental, has almost

             25 years of experience in the insurance business.  For the past three years, he has been Executive Vice President -

             Insurance Operations of American Premier Underwriters, Inc.,

             which wrote $1.4 billion in premiums in 1993.  From 1984 to

             1991, he was executive vice president of Great American

             Insurance Company, and from 1970 to 1983, he was with the

             Progressive Corporation, where he was president and chief

             operating officer, beginning in 1979.

                  Continental has over the last six months undertaken a

             series of actions to improve its profitability and financial position.  These actions include a dramatic reduction in

             commercial and personal package insurance writings to

             improve profitability and to lower the company's potential exposure to catastrophe losses; transferring $40 million of capital from the parent company into its domestic insurance operations; entering into a personal lines quota-share

             arrangement with an outside reinsurer to lower its operating






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             leverage; cutting pre-tax annual expenses by over $100

             million by eliminating 2,300 positions in the company, and,

             most recently, reaching agreements to sell its Canadian

             operations and Casualty Insurance unit.  The company

             announced that it had also increased its U.S. statutory

             surplus by redeploying over $200 million to its domestic

             insurance operations.  These actions are expected to reduce

             Continental's premium to surplus ratio from a high of about

             3:1 earlier this year to below 2:1 in 1995.

                  The Continental Corporation is a property/casualty

             insurance organization headquartered in New York City.  Its subsidiaries are leading writers of commercial and personal package policies and select specialty coverages through

             major independent agents and brokers.

                                        * * *

                       On October 11, 1994, The Continental Corporation
                  issued the following press release:

                  CONTINENTAL TO SELL CASUALTY UNIT FOR $250 MILLION
                  --------------------------------------------------


             New York, N.Y., October 11, 1994 -- The Continental

             Corporation (NYSE:CIC) announced today that it has agreed to sell its Casualty Insurance unit to Fremont General

             Corporation for $250 million in cash.









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

                  Earlier in the year, Continental announced its intent

             to sell Casualty Insurance as part of a multi-faceted effort to strengthen Continental's capital base.

                  Casualty Insurance, based in Chicago, is the leading

             writer of workers' compensation insurance in Illinois.  The unit also has facilities operating in Wisconsin, Indiana,

             Michigan and California.  In 1993, Casualty wrote $362

             million in premiums, overwhelmingly in the midwest.

                  The proposed transaction is subject to completion of a

             definitive agreement, regulatory approvals, and satisfaction of other closing conditions under the agreement.

                  Fremont General Corporation is a diversified insurance

             and financial services holding company.  In 1993, its

             California-based subsidiary Fremont Compensation Insurance

             Company generated $431 million in direct voluntary workers'

             compensation premiums in California and Arizona.

                  The Continental Corporation, headquartered in New York

             City, is a property/casualty insurance organization with

             about $4 billion in annual revenues.  Its subsidiaries are leading writers of commercial and personal package policies and select specialty coverages through major independent

             agents and brokers.

                  A Purchase Agreement was entered into on October 12,

             1994, between The Continental Insurance Company of Canada, The

             Dominion Insurance Corporation and Firemen's Insurance Company of

             Newark, New Jersey and Continental Reinsurance Corporation and

             Continental Reinsurance Corporation International Limited and The

             Continental Corporation and Fairfax Financial Holdings Limited,

             for the sale of the Continental Canada unit.



                                       * * *

                  On September 22, 1994, The Continental Corporation
             adopted an Executive Termination Program.




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


             Item 7.   Exhibits


             Exhibit 10(a) Securities Purchase Agreement, dated October 13, 1994 ("Securities Purchase Agreement"), between The Continental Corporation and TCC-PS Limited Partnership, a Delaware limited partnership, with Schedule 1 and Exhibits A through E.

             Exhibit 10(b)   Asset Purchase Agreement, dated October
                             13, 1994, among CAM Investment Management,
                             L.P., as Purchaser, The Continental
                             Corporation and Continental Asset Management
                             Corp., with Exhibits A through H.

             Exhibit 10(c) Employment Agreement, dated as of October 13, 1994, by and between The Continental Corporation and Mr. Richard M. Haverland.

             Exhibit 10(d) Agreement in Principle, dated October 10, 1994, among Fremont Compensation Insurance Company, Fremont General Corporation, The Buckeye Union Insurance Company and The Continental Corporation.

             Exhibit 10(e)   Executive Termination Program.


             Exhibit 10(f) Purchase Agreement dated October 12, 1994 between The Continental Insurance Company of Canada, The Dominion Insurance Corporation and Firemen's Insurance Company of Newark, New Jeresy and Continental Reinsurance Corporation and Continental Reinsurance Corporation International Limited and the Continental Corporation and Fairfax Financial Holdings Limited.

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                                      SIGNATURE


                       Pursuant to the requirements of the Securities
             Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Dated:  October 18, 1994



                                             THE CONTINENTAL CORPORATION

                                             By /s/ William F. Gleason, Jr.
                                               ----------------------------
                                               William F. Gleason, Jr.
                                               Senior Vice President,
                                               General Counsel and
                                               Secretary

































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                                    Exhibit Index


                                                             Sequentially
                                                                 Numbered
                                                                     Page
                                                             ------------

          Exhibit 10(a) Securities Purchase Agreement, dated October 13, 1994 ("Securities
                          Purchase Agreement"), between The
                          Continental Corporation and TCC-PS
                          Limited Partnership, a Delaware
                          limited partnership, with Schedule 1
                          and Exhibits A through E.

          Exhibit 10(b)   Asset Purchase Agreement, dated
                          October 13, 1994, among CAM
                          Investment Management, L.P., as
                          Purchaser, The Continental
                          Corporation and Continental Asset
                          Management Corp., with Exhibits A
                          through H.

          Exhibit 10(c)   Employment Agreement, dated as of
                          October 13, 1994, by and between The
                          Continental Corporation and Mr.
                          Richard M. Haverland.

          Exhibit 10(d) Agreement in Principle, dated October 10, 1994, among Fremont Compensation Insurance Company,
                          Fremont General Corporation, The
                          Buckeye Union Insurance Company and
                          The Continental Corporation.

          Exhibit 10(e)   Executive Termination Program.

          Exhibit 10(f)   Purchase Agreement dated October 12,
                          1994 between The Continental Insurance
                          Company of Canada, The Dominion Insurance
                          Corporation and Firemen's Insurance Company of Newark, New Jeresy and Continental Reinsurance Corporation and Continental Reinsurance Corporation International
                          Limited and the Continental Corporation and Fairfax Financial Holdings Limited.








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